As filed with the Securities and Exchange Commission on September 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harvest Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0196707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(281) 899-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith L. Head

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(281) 899-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Fulbright & Jaworski LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Attention: Harva R. Dockery

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	42,738,417 shares	$1.43	$61,115,936.31	$7,101.67

(1)	In addition, pursuant to Rule 416(a) under the Securities Act, the shares of common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on September 25, 2015, as reported on the NYSE. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholder in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS Dated September 29, 2015 (Subject to completion)

Harvest Natural Resources, Inc.

8,667,597 Shares of Common Stock

Offered by the Selling Stockholder

Warrant to Purchase

34,070,820 Shares of Common Stock

Offered by the Selling Stockholder

34,070,820 Shares of Common Stock

Offered by the Selling Stockholder

Upon Exercise of Warrant

This prospectus will allow the selling stockholder named in this prospectus to offer and sell up to 8,667,597 shares of our common stock as well as a warrant to purchase 34,070,820 shares of our common stock and any shares issuable from time to time upon exercise of the warrant. The warrant was issued in a transaction exempt from registration under the Securities Act of 1933, as amended. See “Explanatory Note” and “Description of Warrant.”

The registration of the shares of our common stock does not necessarily mean that the warrant or any of the shares of common stock will be offered or sold by the selling stockholder. We will receive no proceeds from any sales of the warrant or the shares of our common stock, but will incur expenses in connection with any offering. See “Selling Stockholder” and “Plan of Distribution.”

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “HNR”. On September 25, 2015, the last reported sale price of our common stock on the NYSE was $1.43. The warrant is not listed on an exchange.

Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 2 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not provided, and we have not authorized anyone else to provide, different information to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholder may sell the securities described in this prospectus in one or more offerings.

Information about the selling stockholder may change over time. Any changed information given to us by the selling stockholder will be set forth in a prospectus supplement if and when necessary. If a prospectus supplement is provided and there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Harvest Natural Resources, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

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ABOUT HARVEST NATURAL RESOURCES, INC.

Harvest Natural Resources, Inc. is a petroleum exploration and production company incorporated under Delaware law in 1988. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating personnel have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We acquired and developed significant interests in the Bolivarian Republic of Venezuela (“Venezuela”). In addition to our interests in Venezuela, we hold exploration acreage mainly offshore of the Republic of Gabon through the Dussafu Marin Permit.

During the last several years, we have been exploring a broad range of strategic alternatives for enhancing and realizing stockholder value, including, among other alternatives, a sale of assets. Accordingly, on June 19, 2015, we entered into a strategic relationship with CT Energy Holding SRL (the “CT Energy”), a Venezuelan-Italian consortium organized as a Barbados Society with Restricted Liability. For more information on our relationship with CT Energy, see “Explanatory Note” below.

For more information about our current operations in Venezuela and Gabon, see our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference.

Company Information

Our principal executive offices are located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077. Our telephone number at that location is (281) 899-5700. Our Internet website is http://www.harvestnr.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

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RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected and the trading price of our common stock could decline.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions that any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors. When used in this prospectus, the words “budget”, “guidance”, forecast”, “anticipate”, “expect”, “believes”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. We caution you that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements. These factors include the effects of our strategic relationship with CT Energy; our concentration of operations in Venezuela and Gabon; political and economic risks associated with international operations (particularly those in Venezuela); the risk that we may be unable to market and sell our remaining Venezuelan interests; anticipated future development costs for undeveloped reserves; drilling risks; risk that actual results may vary considerably from reserve estimates; the dependence on the abilities and continued participation of our key employees; risks normally incident to the exploration, operation and development of oil and natural gas properties; risks incumbent to being a noncontrolling interest shareholder in a corporation; permitting and drilling of oil and natural gas wells; availability of materials and supplies necessary to projects and operations; prices for oil and natural gas and related financial derivatives; changes in interest rates; our ability to acquire oil and natural gas properties that meet our objectives; availability and cost of drilling rigs and seismic crews; overall economic conditions; political stability; civil unrest; acts of terrorism; currency and exchange risks; currency controls; changes in existing or potential tariffs, duties or quotas; changes in taxes; changes in governmental policy; lack of liquidity; availability of sufficient financing; estimates of amounts and timing of sales of securities; changes in weather conditions; and ability to hire, retain and train management and personnel. Our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under “Risk Factors.” Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions. A discussion of these factors is included in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and other documents incorporated by reference herein.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.harvestnr.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated and (iii) all additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of the registration statement, in each case other than information that is furnished and not filed:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, filed with the SEC on March 27, 2015;

•	Our Amendment No. 1 to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	Our Amendment No. 2 to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2014, filed with the SEC on June 26, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 18, 2015;

•	Our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2015, filed with the SEC on June 26, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 7, 2015;

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•	Our proxy statement on Schedule 14A filed with the SEC on August 7, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2015, January 16, 2015, January 20, 2015, January 28, 2015, January 29, 2015, February 18, 2015, March 16, 2015, April 24, 2015, May 15, 2015, June 2, 2015, June 8, 2015, June 22, 2015, as amended, July 2, 2015, July 21, 2015, September 11, 2015, and September 18, 2015; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 9, 1997, as amended.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Keith L. Head

CORPORATE SECRETARY

HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

(281) 899-5700

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EXPLANATORY NOTE

Purchase Agreement

On June 19, 2015 (the “Closing Date”), we entered into a securities purchase agreement (the “Purchase Agreement”) with CT Energy Holding SRL (the “CT Energy”), a Venezuelan-Italian consortium organized as a Barbados Society with Restricted Liability, under which CT Energy purchased certain of our securities and acquired certain governance rights. Under the Purchase Agreement, we sold to CT Energy a senior secured note (the “Non-Convertible Note”), a senior secured convertible note (the “Convertible Note”), a warrant to purchase additional shares of our common stock (the “Warrant”) and a senior secured note under which additional funds may be loaned by CT Energy in the future (together with the Non-Convertible Note and the Convertible Note, the “Notes”). We also entered into a strategic relationship with CT Energy and CT Energia Holding, Ltd. (“CT Energia”), an international energy trading firm and affiliate of CT Energy, designed to maximize the long-term success and value of our Venezuelan operations.

Governance Rights

On the Closing Date the Company also granted certain governance rights to CT Energy and its affiliates, including the following:

•	Company Board Representation. CT Energy has the right to appoint three members to the Company’s board of directors, at least one of whom must be independent. CT Energy’s nominees as Company board members were Mr. Oswaldo Cisneros, Mr. Francisco D’Agostino and Mr. Edgard Leal, each of whom the Company’s stockholders elected at the Company’s 2015 annual meeting of stockholders on September 9, 2015. The Company also agreed, among other items, to include all three designees in the Company’s slate of directors for each meeting or consent solicitation at which the Company’s stockholders are asked to vote on the election of directors, to recommend that the Company’s stockholders elect such designees and to use reasonable best efforts to cause such designees to be elected.

•	Company Board Approval Rights. Certain actions by the Company will require supermajority board approval, including, among other items, issuing additional securities, commencing bankruptcy proceedings, or making material investments in third parties, approving the Company’s annual budget and making certain personnel and compensation-related decisions. Certain other board actions, including, among other items, incurring additional debt that is subordinated to the Notes, will require the approval of at least one of CT Energy’s non-independent designated directors.

•	Petrodelta Board Representation. CT Energy has the right to appoint the Company’s two designated members on the board of directors of Petrodelta S.A. (“Petrodelta”). At the direction of CT Energy, Mr. Cisneros and Mr. Eduardo Pantin were appointed to such positions.

•	Petrodelta Management. On the Closing Date, the Company entered into a management agreement with CT Energia (the “Management Agreement”) pursuant to which CT Energia will oversee the day-to-day operations of the Company’s Venezuelan operations, including management of the Company’s 20.4% investment in Petrodelta. The Company has also appointed Mr. Alessandro Bazzoni, the Chief Executive Officer of CT Energia, as the Company’s Director and General Manager – Venezuelan Operations.

Additional Rights

Under the Purchase Agreement, CT Energy has preemptive rights to participate pro rata in future debt and equity financings up to 49.90% (post-Closing Date), subject to certain exceptions, including issuances of equity-based compensation to our directors or employees pursuant to any employee benefit plan and issuances of shares of our common stock pursuant to the exercise of certain warrants outstanding prior to the Closing Date. CT Energy is

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also entitled to purchase common stock in the open market sufficient to reach 49.90% ownership, provided that CT Energy has fully converted and fully exercised the Convertible Note and Warrant prior to making such purchases.

On the Closing Date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with CT Energy, under which CT Energy has customary “demand” rights to cause the Company to register the Non-Convertible Note and the Convertible Note, as well as the common stock underlying the Convertible Note and the Warrant. The Company also agreed to use its reasonable best efforts to register the same securities on a shelf registration statement and to effect shelf takedowns of such securities, subject to certain conditions. The Registration Rights Agreement will remain in effect so long as the Warrant, the Non-Convertible Note, the Convertible Note or the common stock underlying the Convertible Note and the Warrant remain outstanding.

Additional Information

On September 15, 2015, CT Energy exercised its right to convert the Convertible Note into 8,667,597 shares of our common stock, which shares we are registering under this prospectus.

For more information on the Purchase Agreement and our relationship with CT Energy, please see our Current Report on Form 8-K filed with the SEC on June 22, 2015 and our proxy statement on Schedule 14A filed with the SEC on August 7, 2015.

USE OF PROCEEDS

We will not receive any proceeds from the sale the shares of common stock by the selling stockholder under this prospectus. The proceeds from the resale of the shares of common stock under this prospectus are solely for the account of the selling stockholder. We will only receive proceeds related to this offering if we issue shares of our common stock to the selling stockholder upon the exercise of the Warrant. If the Warrant is exercised in full, we will receive a maximum of up to approximately $42.5 million from the exercise of the warrants. See “Description of Warrant”. Any proceeds we receive from the exercise of the Warrant will be used for general corporate purposes.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests. In all cases, the selling stockholder will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

The selling stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the identity of the selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

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SELLING STOCKHOLDER

We have agreed with the selling stockholder to register for resale the shares of our common stock owned by the selling stockholder named below. We will pay the expenses associated with preparing and filing this registration statement; however, the selling stockholder will pay any legal fees, commissions or other expenses relating to the sale of their common stock.

This prospectus covers the resale by the selling stockholder of 42,738,417 shares of our common stock, of which 8,667,597 shares are currently outstanding and 34,070,820 shares are issuable upon the exercise of an outstanding warrant. See “Description of Warrant.”

As part of our strategic relationship with CT Energy and CT Energia, Messrs. Cisneros and D’Agostino serve as members of our board of directors. Mr. Cisneros is a member and controlling person of CT Energy, and Mr. D’Agostino is a controlling person of CT Energy and CTVEN Investments SRL, which is a member of CT Energy. For additional details on our relationship with CT Energy and CT Energia, see “Explanatory Note.”

The following table presents, as of September 25, 2015, the number of shares of our common stock beneficially owned by the selling stockholder and the number of shares of our common stock offered by the selling stockholder under this prospectus. The selling stockholder may sell all, some or none of the shares of our common stock offered by this prospectus. In preparing the table below we have assumed that the selling stockholder will sell all of the shares of our common stock covered by this prospectus.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering	Number of Shares Being Offered	Number of Shares Owned After the Offering
CT Energy Holding SRL	42,738,417	49.9%	42,738,417	0

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Amended and Restated Certificate of Incorporation and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated as Series B Preferred Stock. We have a total of 8,397,436 shares of our common stock reserved for issuance upon exercise of outstanding options issued or options or restricted stock that may be issued under our long-term incentive plans and 36,936,748 shares reserved for issuance upon exercise of outstanding warrants. As of September 21, 2015, there were 51,415,164 shares of common stock, and no shares of preferred stock outstanding. As of such date, there were 390 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends. The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption. The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company; and

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally. Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable. Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the

Base prospectus page 10

certificate of designations relating to each series of the preferred stock. The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each series of the preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Amended and Restated Certificate of Incorporation, Restated Bylaws and the Delaware General Corporation Law

In order to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve

Base prospectus page 11

an actual or threatened change of control, our Amended and Restated Certificate of Incorporation and Restated Bylaws include provisions to establish advance notice requirements for nominations for election to the board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings. Further, voting is non-cumulative.

Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s voting stock, together with the affiliates or associates of that stockholder.

Indemnification of Directors and Officers

Delaware General Corporation Law. Consistent with Section 145(a) of the DGCL, Harvest may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Harvest, or is or was serving at the request of Harvest as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Harvest.

This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Harvest, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Base prospectus page 12

Certificate of Incorporation. Harvest’s Amended and Restated Certificate of Incorporation provides that a director of Harvest shall not be personally liable to Harvest or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Harvest or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Harvest, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Additionally, the Amended and Restated Certificate of Incorporation provides that Harvest will indemnify its officers and directors to the fullest extent permitted by the DGCL.

Bylaws. Harvest’s Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of Harvest in such capacities for other business organizations against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with Harvest or such other business organizations. In addition, the Bylaws provide that Harvest may, by action of its board of directors, provide indemnification to employees and agents of Harvest, individually or as a group, to such extent as, and in the manner that, the board of directors in its discretion at any time or from time to time authorize.

Insurance; Indemnification Agreements. The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

The Company has entered into indemnification agreements with its directors and certain of its officers. Generally, such agreements provide that the Company shall indemnify each such officer and director to the fullest extent permitted by law if such officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the proceeding. No indemnity shall be made under such agreements on account of such officer’s or director’s conduct which constitutes a breach of such officer’s or director’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A.

Base prospectus page 13

DESCRIPTION OF WARRANT

The Warrant entitles its holder to acquire up to 34,070,820 shares of common stock at an initial exercise price of $1.25 per share. The Warrant is exercisable beginning on the Stock Appreciation Date (the date on which the volume weighted average price of our common stock over any 30-day period equals or exceeds $2.50 per share) and ceases to be exercisable on June 19, 2018, the third anniversary of its issuance. The Warrant terminates on the earlier of its exercise in full and June 19, 2018.

Exercise

Provided the volume weighted average price of our common stock over any 30-day period has equaled or exceeded $2.50 per share, the holder may exercise the Warrant, in the manner described below, to acquire up to 34,070,820 shares of the Company’s common stock, at an initial exercise price of $1.25 per share.

At the holder’s election, the Warrant may be exercised (i) for cash or (ii) by effecting a reduction in the principal amount of the Non-Convertible Note, in which case the exercise price of the Warrant will be adjusted to give the holder the benefit of the “make-whole” premium in the Non-Convertible Note.

Exercise Price

The initial exercise price of the Warrant is $1.25 per share of common stock. The exercise price of the Warrant will be adjusted to give the holder the benefit of the “make-whole” premium in the Non-Convertible Note if the holder chooses to exercise the Warrant by effecting a reduction in the principal amount of the Non-Convertible Note. The exercise price of the Warrant will also be adjusted pursuant to the anti-dilution provisions described below.

Anti-Dilution

The Warrant contains customary anti-dilution provisions. Specifically, the exercise price of the Warrant will be adjusted upon the occurrence of the following events: (i) issuances of common stock, or securities convertible into common stock, for consideration per share less than the exercise price then in effect; (ii) stock splits, subdivisions or combinations or dividends; (iii) distributions consisting of common stock, or rights to acquire common stock; (iv) certain distributions of debt, securities, assets or other property to holders of common stock; or (v) payments to holders of common stock in respect of a tender or exchange offer. Notwithstanding the foregoing, no adjustment to the exercise price shall occur in connection with certain events, including: (i) equity based compensation to directors or employees of the Company; (ii) common stock issued pursuant to certain outstanding Company warrants; (iii) the incurrence of certain indebtedness not prohibited under the Purchase Agreement; (iv) issuances pursuant to employee benefit plans; (v) issuances of common stock upon conversion of the Convertible Note; (vi) a merger, or business or asset acquisition with respect to a non-affiliate of the Company; or (vii) the issuance of any shares of common stock pursuant to any plan providing for the reinvestment of dividends or interest payable on Company’s securities.

Base prospectus page 14

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Norton Rose Fulbright US LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our financial statements as of and for the year ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Our financial statements as of December 31, 2013 incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Our financial statements as of December 31, 2012 incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The financial statements of Petrodelta, S.A. as of and for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 have been so incorporated in reliance on the report of PGFA Perales, Pistone and Asociados, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus relating to our estimated quantities of our proved reserves is derived from reports prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their respective reserve reports with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of such firm as experts with respect to the matters covered by their report and the giving of their report.

Base prospectus page 15

8,667,597 Shares of Common Stock

Offered by the Selling Stockholder

Warrant to Purchase

34,070,820 Shares of Common Stock

Offered by the Selling Stockholder

34,070,820 Shares of Common Stock

Offered by the Selling Stockholder

Upon Exercise of Warrant

PROSPECTUS

                    , 2015

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement. The selling stockholder will not bear any portion of these expenses.

SEC registration fee	$7,101.67
Printing expenses	10,000.00	*
Legal fees and expenses of the Company	50,000.00	*
Accounting fees and expenses of the Company	50,000.00	*
Trustee, Transfer Agent and Registrar Fees	20,000.00	*
Miscellaneous expenses of the Company	50,000.00	*

Total	$187,101.67	*

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security.

Item 15. Indemnification of Directors and Officers.

The discussion under the heading “Description of Capital Stock – Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this Registration statement.

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of June 19, 2015, between Harvest Natural Resources, Inc., Harvest (US) Holding, Inc., Harvest Natural Resources, Inc. (UK), Harvest Offshore China Company, and CT Energy Holding SRL. (Incorporated by reference to our Form 8-K filed on June 22, 2015)

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to our Form 10-Q filed on November 9, 2010)

*3.2	Amendment to Amended and Restated Certificate of Incorporation.

3.3	Restated Bylaws as of May 17, 2007. (Incorporated by reference to our Form 8-K filed on May 23, 2007)

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Form 10-K filed on March 17, 2008)

4.2	Certificate of Designation, Rights and Preferences of the Series B. Preferred Stock of Benton Oil and Gas Company, filed May 12, 1995. (Incorporated by reference to our Form 10-Q filed on November 9, 2010)

4.3	Third Amended and Restated Rights Agreement, dated as of August 23, 2007, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to our Form 8-A filed on October 23, 2007)

Exhibit Number	Description

4.4	Amendment to Third Amended and Restated Rights Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.5	Second Amendment to Third Amended and Restated Rights Agreement, dated as of February 1, 2013, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent. (Incorporated by reference to our Form 8-K filed on February 4, 2013)

4.6	Fourth Amendment to Third Amended and Restated Rights Agreement, dated as of June 19, 2015, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as rights agent. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 22, 2015)

4.7	Warrant Purchase Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.8	Common Stock Purchase Warrant No. W-1, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.9	Common Stock Purchase Warrant No. W-2, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

*5.1	Opinion of Norton Rose Fulbright US LLP.

*23.1	Consent of BDO USA, LLP.

*23.2	Consent of UHY LLP.

*23.3	Consent of PricewaterhouseCoopers LLP.

*23.4	Consent of PGFA Perales, Pistone and Asociados.

*23.5	Consent of Ryder Scott Company, L.P.

*23.6	Consent of Norton Rose Fulbright US LLP. (included in Exhibit 5.1)

*24.1	Powers of Attorney. (included in signature pages)

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by (1)(i) and (1)(ii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (1)(i) and (1)(ii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 2015.

Harvest Natural Resources, Inc.

By:	/s/ James A. Edmiston
James A. Edmiston
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Edmiston, Stephen C. Haynes and Keith L. Head, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James A. Edmiston James A. Edmiston	President and Chief Executive Officer, Director (principal executive officer)	September 29, 2015

/s/ Stephen C. Haynes Stephen C. Haynes	Vice President—Finance, Chief Financial Officer and Treasurer (principal financial officer)	September 29, 2015

/s/ Stephen D. Chesebro’ Stephen D. Chesebro’	Director	September 29, 2015

/s/ Oswaldo Cisneros Oswaldo Cisneros	Director	September 29, 2015

/s/ Francisco D’Agostino Francisco D’Agostino	Director	September 29, 2015

/s/ Robert E. Irelan Robert E. Irelan	Director	September 29, 2015

Signature	Title	Date

/s/ Edgard Leal Edgard Leal	Director	September 29, 2015

/s/ Patrick M. Murray Patrick M. Murray	Director	September 29, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Securities Purchase Agreement, dated as of June 19, 2015, between Harvest Natural Resources, Inc., Harvest (US) Holding, Inc., Harvest Natural Resources, Inc. (UK), Harvest Offshore China Company, and CT Energy Holding SRL. (Incorporated by reference to our Form 8-K filed on June 22, 2015)

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to our Form 10-Q filed on November 9, 2010)

*3.2	Amendment to Amended and Restated Certificate of Incorporation.

3.3	Restated Bylaws as of May 17, 2007. (Incorporated by reference to our Form 8-K filed on May 23, 2007)

4.1	Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to our Form 10-K filed on March 17, 2008)

4.2	Certificate of Designation, Rights and Preferences of the Series B. Preferred Stock of Benton Oil and Gas Company, filed May 12, 1995. (Incorporated by reference to our Form 10-Q filed on November 9, 2010)

4.3	Third Amended and Restated Rights Agreement, dated as of August 23, 2007, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to our Form 8-A filed on October 23, 2007)

4.4	Amendment to Third Amended and Restated Rights Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.5	Second Amendment to Third Amended and Restated Rights Agreement, dated as of February 1, 2013, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as Rights Agent. (Incorporated by reference to our Form 8-K filed on February 4, 2013)

4.6	Fourth Amendment to Third Amended and Restated Rights Agreement, dated as of June 19, 2015, between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A., as rights agent. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 22, 2015)

4.7	Warrant Purchase Agreement, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.8	Common Stock Purchase Warrant No. W-1, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

4.9	Common Stock Purchase Warrant No. W-2, dated as of October 28, 2010, between Harvest Natural Resources, Inc. and MSD Energy Investments Private II, LLC. (Incorporated by reference to our Form 8-K filed on October 29, 2010)

*5.1	Opinion of Norton Rose Fulbright US LLP.

*23.1	Consent of BDO USA, LLP.

*23.2	Consent of UHY LLP.

*23.3	Consent of PricewaterhouseCoopers LLP.

*23.4	Consent of PGFA Perales, Pistone and Asociados.

Exhibit Number	Description

*23.5	Consent of Ryder Scott Company, L.P.

*23.6	Consent of Norton Rose Fulbright US LLP. (Included in Exhibit 5.1)

*24.1	Powers of Attorney. (Included in signature pages)

*	Filed herewith.